Exhibit 99.1

Contact:	Jennifer Cook Williams
Vice President, Investor Relations
650-624-9600
investors@anesiva.com

ANESIVA ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, CA, May 8, 2007—Anesiva, Inc. (Nasdaq: ANSV) today reported financial results for the first quarter ended March 31, 2007 and provided an update on clinical development progress.

“We are moving forward aggressively with expanding the development of Zingo™ beyond the pediatric population, having recently initiated a Phase 3 clinical study in adults to treat pain associated with peripheral venous access procedures,” said John P. McLaughlin, chief executive officer of Anesiva. “We anticipate announcing clinical data from this Phase 3 adult trial by the end of 2007. In the meantime, under the Prescription Drug User Fee Act (PDUFA), we anticipate that the FDA will make a decision regarding marketing clearance of Zingo in children undergoing peripheral venous access procedures in the fall.”

The company recently announced additional, positive clinical data from a Phase 2 clinical trial in total knee replacement surgeries with drug candidate, 4975, the company’s novel, long-acting, non-opioid drug candidate being developed for site-specific, moderate-to-severe pain. Data presented at the American Academy of Pain Medicine Meeting showed a trend toward lower concomitant morphine usage in the 4975-treated group over the placebo group, one of multiple secondary endpoints.

“We expect to initiate four Phase 2 clinical trials for 4975 in the coming months—three of which will be in post-surgical indications and the fourth which will target osteoarthritis of the knee,” continued Mr. McLaughlin.

First Quarter 2007 Financial Results

Total operating expenses in the first quarter of 2007 were $12.7 million, including $2.0 million of non-cash stock-based compensation, compared to total operating expenses of $15.5 million, including $3.6 million of non-cash stock-based compensation, in the first quarter of 2006.

The operating expenses during the quarter primarily related to the continued development and commercial preparations to launch the company’s lead product candidate Zingo™, a fast-acting, needle-free, local anesthetic, for which the company submitted a New Drug Application (NDA) in November 2006 for marketing clearance in the United States to treat the pain associated with venous access procedures in children. Additional operating expenses related to the ongoing development of product candidate 4975, which has been shown in numerous clinical studies to provide site-specific, moderate-to-severe pain relief for weeks to months following a single application.

For the first quarter of 2007, the net loss was $11.7 million, or $0.43 per share. In the first quarter of 2006, the net loss was $14.6 million, or $0.75 per share. Common shares outstanding were 27.5 million shares at March 31, 2007.

As of March 31, 2007, cash, cash equivalents and short-term investments were $71.7 million compared to $85.1 million at December 31, 2006.

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Financial Guidance for 2007

The company’s financial guidance for 2007 is as follows:

•	Net loss for the full year of 2007 is anticipated to be between $55 million and $60 million before non-cash stock compensation of approximately $9.0 million.

•	Cash, cash equivalents and short term investments at the end of 2007 is anticipated to be between $30 million and $35 million.

•	At this time, revenue projections are not included in the company’s financial guidance for 2007.

Additionally, the projected year-end cash balance anticipates the near-term completion of a $15 million loan which will be applied to the purchase of the manufacturing equipment for the automated production line for Zingo.

Conference Call Details

Anesiva will conduct a webcast conference call with the investment community at 4:30 p.m. EDT, today, May 8, 2007 to discuss the first quarter 2007 results and to review the company’s progress and future outlook. Interested parties can listen to the live audio webcast by dialing 800-340-6289 (international dial: 706-634-1538) or by logging on to www.anesiva.com and going to the Investor Information page. For those unable to participate via the Internet, a 24-hour replay will be available for seven days after the call by dialing 800-642-1687 (international dial: 706-645-9291) and giving the following pass code: 6858367. The webcast will be available until the company’s next quarterly financial results conference call.

About Anesiva and its Diverse Pipeline of Pain Products

Anesiva, Inc. is a late-stage biopharmaceutical company that seeks to be the leader in the development and commercialization of novel therapeutic treatments for pain. The company has two drug candidates in development for multiple pain-related indications. A New Drug Application (NDA) has been filed for the most advanced product, Zingo™. The second product in the pipeline, 4975, has been shown to reduce pain after only a single administration for weeks to months in multiple settings in numerous mid-stage clinical trials for site-specific, moderate-to-severe pain. Anesiva is based in South San Francisco, CA. For more information about Anesiva’s leadership in the development of products for pain management, and an overview of the clinical challenges being addressed by its product candidates, go to http://www.anesiva.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether Anesiva can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Anesiva’s annual report on Form 10-K for the year ended December 31, 2006.

Anesiva undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Anesiva, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended March 31,
	2007	2006
	(unaudited)	(unaudited)
Operating expenses:
Research and development	$6,962	$9,297
General and administrative	5,754	6,156

Total operating expenses	12,716	15,453

Loss from operations	(12,716)	(15,453)
Interest and other income, net	1,038	891

Net loss	$(11,678)	$(14,562)

Basic and diluted net loss per common share	$(0.43)	$(0.75)

Shares used to compute basic and diluted net loss per common share	27,315	19,453

Stock-based compensation	$2,047	$3,613

Anesiva, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$71,667	$85,055
Other current assets	1,073	1,153

Total current assets	72,740	86,208

Property and equipment, net	10,730	8,446
Other assets, non-current	713	722

Total assets	$84,183	$95,376

Liabilities and stockholders’ equity
Current liabilities	$5,089	$6,831
Long term obligations	193	217
Total stockholders’ equity	78,901	88,328

Total liabilities and stockholders’ equity	$84,183	$95,376

(Note): Derived from audited financial statements at that date.